Filed Pursuant to Rule 424(b)(4)

Registration No. 333-276585

Prospectus

Siebert Financial Corp.

8,075,607 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling shareholder identified in this prospectus (the “Selling Shareholder”) of up to 8,075,607 shares of our common stock, par value $0.01 per share. The shares of our common stock referenced in the preceding sentence were issued to the Selling Shareholder pursuant to the terms of that certain First Tranche Stock Purchase Agreement, dated as of April 27, 2023, between us and the Selling Shareholder, as such transaction is more fully described in the section entitled “Selling Shareholder.”

We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from any sale by the Selling Shareholder of the shares of our common stock offered by this prospectus and any prospectus supplement. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. The Selling Shareholder identified in this prospectus and any of its pledgees, donees, transferees, assignees or other successors-in-interest may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. The Selling Shareholder may sell any, all or none of the shares of common stock offered by this prospectus, and we do not know when or in what amount the Selling Shareholder may sell the shares of common stock hereunder following the effective date of this registration statement. We provide more information about how the Selling Shareholder may sell the securities in the section entitled “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “SIEB”. On July 12, 2024, the last reported sale price for our common stock on the Nasdaq Capital Market was $1.74 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell the securities offered by it under this prospectus. We will not receive any proceeds from the sale by the Selling Shareholder of the securities offered by it under this prospectus.

Neither we nor the Selling Shareholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus. You should assume that the information in this prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., and its subsidiaries collectively, unless the context otherwise requires.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events; securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings with the SEC.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and carefully consider the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus. If you invest in our shares, you are assuming a high degree of risk.

The Company

We are a diversified financial services firm that provides a full range of brokerage and financial advisory services including securities brokerage, investment advisory and insurance offerings, and corporate stock plan administration solutions. Our firm is characterized by building solid relationships with our clients through exceptional personal service and proven performance. We have a strong legacy and continue to evolve in our approach to take advantage of ever-evolving opportunities in the financial services industry.

We conduct the following lines of business through our wholly-owned and majority-owned subsidiaries:

●	Muriel Siebert & Co., LLC (“MSCO”) provides retail brokerage services. MSCO is a Delaware limited liability company registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Commodity Exchange Act of 1936, and member of the Financial Industry Regulatory Authority, the New York Stock Exchange, the Securities Investor Protection Corporation (“SIPC”), Euroclear, and the National Futures Association (“NFA”).

●	Siebert AdvisorNXT, LLC (“SNXT”) provides investment advisory services. SNXT is a Delaware limited liability company registered with the SEC as a Registered Investment Advisor under the Investment Advisers Act of 1940.

●	Park Wilshire Companies, Inc. (“PW”) provides insurance services. PW is a Texas corporation and licensed insurance agency.

●	Siebert Technologies, LLC (“STCH”) provides technology development. STCH is a Nevada limited liability company.

●	RISE Financial Services, LLC, (“RISE”) is a Delaware limited liability company and a broker-dealer registered with the SEC and NFA.

●	StockCross Digital Solutions, Ltd. (“STXD”) is an inactive subsidiary headquartered in Bermuda.

We are incorporated in New York and our headquarters are located at 653 Collins Avenue, Miami Beach, FL 33139. Our phone number is (212) 644-2400 and our Internet address is www.siebert.com. We have 11 branch offices throughout the U.S. and clients around the world. The information accessible on or through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Termination and Settlement Agreement

On December 19, 2023, we entered into a Termination and Settlement Agreement (the “Settlement Agreement”) with the Selling Shareholder and certain other parties named therein, under which we agreed, among other things, to register the resale of the 8,075,607 shares of the Company’s common stock that the Selling Shareholder purchased from the Company pursuant to the terms of that certain First Tranche Stock Purchase Agreement, dated April 27, 2023, between us and the Selling Shareholder, as more fully described in the section entitled “Selling Shareholder.”

Recent Developments

On January 18, 2024, STCH (as defined above) entered into a Purchase Agreement (the “Purchase Agreement”) with J2 Financial Technology, Inc., d/b/a “Guild”, a Delaware corporation.

Under the Purchase Agreement, STCH purchased a Mobile Self-Directed Trading App for the total purchase price (“Purchase Price”) of three hundred eight-five thousand dollars ($385,000), consisting of three hundred and fifty thousand dollars’ ($350,000) of the Company’s common stock, priced at the historical 30-day moving average, as of January 18, 2024, and thirty-five thousand dollars ($35,000) cash at the closing of the transactions contemplated by the Purchase Agreement.

The Offering

Shares of common stock offered by the Selling Shareholder	Up to 8,075,607 shares our common stock, par value $0.01 per share.

Terms of the offering	The Selling Shareholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Shareholder.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SIEB.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus, including the risks described under the heading “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Common Stock

Sales of substantial amounts of our common stock by the Selling Shareholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

We are registering the offer and sale of the shares of common stock covered by this prospectus to, among other things, satisfy our obligation in the Settlement Agreement to register the resale of such shares in accordance with the registration rights we granted to the Selling Shareholder under Registration Rights Agreement (as defined below), so that such shares of common stock may be offered for sale into the public market by the Selling Shareholder. The number of shares of common stock covered by this prospectus is significant in relation to our currently outstanding common stock and the historical trading volume of our common stock. The sale by the Selling Shareholder of all or a significant portion of the shares of common stock covered by this prospectus could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Shareholder might sell all or a portion of the shares of common stock covered by this prospectus could also, in and of itself, have a material adverse effect on the market price of our common stock.

We are in the process of selecting a new independent registered public accounting firm, and the timing of retaining such firm is not certain.

As previously disclosed in a Current Report on Form 8-K filed on May 16, 2024, on May 13, 2024, we finalized discussions with our independent registered public accounting firm, Baker Tilly US, LLP (“Baker Tilly”), that Baker Tilly was resigning its engagement with us upon completion of their review of our financial statements for the quarter ended March 31, 2024. We are in the process of selecting a new independent registered public accounting firm. We cannot assure you that we will retain a new independent registered public accounting firm in time to timely complete a review of our financial statements for the three months ended June 30, 2024 or any subsequent period. If we are unable to complete such reviews in a timely manner the filing of our financial reports may be delayed, which could have a material adverse impact on our business.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale or other disposition of such common stock will be paid directly to the Selling Shareholder.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Shareholder pursuant to this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel. The Selling Shareholder will bear all incremental selling expenses relating to the sale of our common stock, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all fees and expenses of its counsel and advisors.

SELLING SHAREHOLDER

The shares of our common stock covered by this prospectus are for the account of the Selling Shareholder, which were issued to the Selling Shareholder in connection with the consummation of the First Tranche on May 18, 2023, as described below.

On April 27, 2023, we entered into: (i) a First Tranche Stock Purchase Agreement with the Selling Shareholder, pursuant to which we agreed to issue and sell to the Selling Shareholder 8,075,607 shares of common stock (the “First Tranche Shares,” and such transaction, the “First Tranche”) at a per share price of $2.15; and (ii) a Second Tranche Stock Purchase Agreement (the “Second Tranche SPA”) with the Selling Shareholder, pursuant to which we agreed to issue and sell to the Selling Shareholder an additional 25,756,470 shares of our common stock (the “Second Tranche Shares,” and such transaction, the “Second Tranche”) at a per share price of $2.35.

The closing of the First Tranche occurred on May 18, 2023. In connection with the First Tranche Stock Purchase Agreement, we entered into a Registration Rights and Lock-Up Agreement, dated as of May 19, 2023 (the “Registration Rights Agreement”) with the Selling Shareholder, whereby we agreed, among other things, to grant the Selling Shareholder certain registration rights with respect to certain securities of the Company held by the Selling Shareholder.

On December 19, 2023, we entered into the Settlement Agreement with the Selling Shareholder and certain other parties named therein, pursuant to which we agreed, among other things, to register the resale of the First Tranche Shares under timeframes specified in the Settlement Agreement and as otherwise provided in the Registration Rights Agreement.

Under the Settlement Agreement, the parties mutually agreed to terminate the Second Tranche SPA pursuant to which the Company had agreed to issue to the Selling Shareholder the Second Tranche Shares. Certain related agreements were also terminated, including the Foreign Broker-Dealer Fee Sharing Agreement, dated April 27, 2023, between Muriel Siebert and Kakaopay Securities, and the Support and Restrictive Covenant Agreements by certain Gebbia shareholders, each dated April 27, 2023. The parties also agreed (i) to amend and restate the Company’s existing Stockholders’ Agreement, dated May 19, 2023 (such agreement, as amended and restated, the “A&R Stockholders’ Agreement”), (ii) that the Company will pay the Selling Shareholder a fee of $5 million (payable in ten quarterly installments beginning on March 29, 2024), (iii) to customary releases and (iv) that the Selling Shareholder will continue to own the First Tranche Shares it purchased from the Company in May 2023, and the Company will register the resale of such shares under timeframes specified in the Settlement Agreement and as otherwise provided in the Registration Rights Agreement. The Selling Shareholder agreed to certain standstill restrictions with respect to its ownership of the Company’s common stock, subject to certain conditions.

Under the A&R Stockholders’ Agreement, the Selling Shareholder retained its right to designate one director to serve on our board of directors. Pursuant to such right, following the closing of the First Tranche, the Selling Shareholder designated Hocheol Shin to serve as a director of the Company, and he was appointed to our board of directors on May 24, 2023.

We are registering the above-referenced shares of our common stock to permit the Selling Shareholder and its pledgees, donees, assignees, transferees or other successors-in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

The following table sets forth the name of the Selling Shareholder, the number of shares owned by the Selling Shareholder as of July 15, 2024, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the Selling Shareholder assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares. We do not know how long the Selling Shareholder will hold the shares before selling them, and, except as described in this prospectus, we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Shareholder.

The information set forth below is based upon information obtained from the Selling Shareholder and upon information in our possession regarding the issuance of shares of common stock to the Selling Shareholder in connection with the First Tranche.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering (2)
			Number	Percent
Kakaopay Corporation	8,075,607	8,075,607	—	—

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

(2)	Assumes that all shares being registered in this prospectus are resold to third parties and that the Selling Shareholder sells all shares of common stock registered under this prospectus.

DESCRIPTION OF SECURITIES

The following description of our common stock and certain provisions of our certificate of incorporation, as amended, and our by-laws are summaries and are qualified by reference to the certificate of incorporation, as amended, and the by-laws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share.

Each holder of our common stock is entitled to:

●	one vote per share on all matters submitted to a vote of the shareholders;

●	dividends as may be declared by our board of directors out of funds legally available for that purpose; and

●	his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities.

Holders of common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and By-laws and of New York Law

Section 912 of the NYBCL. As a New York corporation that has a class of voting stock listed on a national securities exchange, we are subject to the provisions of Section 912 of the New York Business Corporation Law (“NYBCL”). In general, Section 912 prohibits a public New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years from the date on which the shareholder first becomes an interested shareholder unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder’s stock acquisition date is approved by the board of directors prior to such interested shareholder’s stock acquisition date. In addition, no domestic corporation shall engage at any time in any business combination with any interested shareholder of such corporation other than in situation where: (i) the business combination is approved by the board of directors before the stock acquisition or the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) the business combination is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) in the business combination, the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and such business combination meets certain other requirements. The NYBCL defines the term “business combination” to include transactions such as certain mergers, consolidations, dispositions of assets or stock, issuance or transfer of any stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. The NYBCL defines the term “interested shareholder” generally as any person who owns at least twenty-percent (20%) of the outstanding shares of stock entitled to vote or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question owned at least twenty-percent (20%) of the then outstanding shares of stock entitled to vote. A corporation can expressly elect not to be governed by the NYBCL’s business combination provision in its bylaws, which must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote and is subject to further conditions, but we have not done so.

Board of Directors. Our board of directors currently consists of seven directors, but the number of directors may be increased or decreased, to not less than three or more than nine, by resolution of a majority of the entire board of directors or by the shareholders at an annual or any special meeting; provided, however, that if our shares are owned beneficially and of record by less than three shareholders, the number of directors may, if so determined by resolution of the board of directors or by our shareholders at an annual or special meeting, be less than three but not less than the number of shareholders. The Selling Shareholder is entitled to designate one director to serve on our board of directors.

Special Meetings of Shareholders. Special meetings of our shareholders may be called only by our President, if applicable, or by resolution of our board of directors.

Registration Rights

On December 19, 2023, we entered into the Settlement Agreement with the Selling Shareholder and certain other parties named therein, pursuant to which we agreed, among other things, to submit to or file with the SEC a registration statement, of which this prospectus forms a part, for the resale of the First Tranche Shares under timeframes specified in the Settlement Agreement.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Stock Market Listing

Our common stock is listing for trading on the Nasdaq Capital Market under the symbol “SIEB.”

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder may use one or more of the following methods when disposing of the shares or interests therein:

●	on any national securities exchange on which same or similar securities issued by us are listed;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Upon being notified in writing by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

In connection with the sale of the shares of common stock or interests in shares of common stock, the Selling Shareholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the Selling Shareholder from the sale of the common stock offered hereby will be the purchase price of the common stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses in connection with the registration of the shares. Pursuant to the Registration Rights Agreement, we agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including those resulting from violations by the Company of the Securities Act, subject to certain exceptions.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Mitchell Silberberg & Knupp LLP.

EXPERTS

Baker Tilly US, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this Post-Effective Amendment with the SEC to maintain the registration of certain securities previously registered on the Original Registration Statement under the Securities Act. Forms of any other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-1 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.siebert.com. Through links on the “Investor Relations” portion of our website, we make available free of charge all reports, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on May 10, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 22, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 12, 2024, January 24, 2024, April 10, 2024, April 24, 2024, and May 16, 2024 (each to the extent filed and not furnished); and

●	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 16, 1998, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 — Description of Registrant’s Securities, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on May 10, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Siebert Financial Corp.

653 Collins Avenue

Miami Beach, FL 33139

(212) 644-2400

Attention: Secretary

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus. In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

8,075,607 Shares of Common Stock

Siebert Financial Corp.

Prospectus

July 15, 2024